IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

., 1	20-10701 (CSS)
In re: BROADVISION, INC., [1] Debtor.	Chapter 11 Case No. 20-10701 (CSS)

NOTICE OF DEADLINE

FOR FILING PROOFS OF CLAIM, INCLUDING 503(b)(9) CLAIMS

PLEASE TAKE NOTICE that, on March 30, 2020 (the “Petition Date”), BroadVision, Inc. (the “Debtor”) in the above-captioned chapter 11 case filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

PLEASE TAKE FURTHER NOTICE that on March 31, 2020, the Debtor filed certain of its schedules of assets and liabilities (“Schedules”) [D.I. 22] and provided notice thereof.  You may be listed in the Debtor’s Schedules.  If you did not already receive notice from the Debtor, all interested parties may examine copies of the Schedules at https://dm.epiq11.com/BroadVision.

PLEASE TAKE FURTHER NOTICE that, on April 1, 2020, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an order (the “Bar Date Order”) establishing:

(a)General Bar Date:  May 8, 2020 at 4:00 p.m. (ET) as the “General Bar Date” and deadline for all persons or entities, other than Governmental Units (as defined in section 101(27) of the Bankruptcy Code), to file proofs of claim (each, a “Proof of Claim”) based on claims against the Debtor that arose prior to the Petition Date, including claims for the value of goods sold to the Debtor in the ordinary course of business and received by such Debtor within twenty (20) days before the Petition Date (each, a “503(b)(9) Claim”) that remain unpaid; and

(b)Governmental Bar Date:  September 28, 2020 at 4:00 p.m. (ET) as the “Governmental Bar Date” and deadline for all Governmental Units to file Proofs of Claim against the Debtor based on claims against the Debtor that arose prior to the Petition Date that remain unpaid.

You should consult an attorney if you have any questions, including whether to file a Proof of Claim.  If you have any questions with respect to this notice, you may contact the Debtor’s claims and noticing agent, Epiq Corporate Restructuring LLC (“Epiq”) at + 1 (646) 282-2400 or visit Epiq’s website at https://dm.epiq11.com/BroadVision.  Epiq is not permitted to provide legal advice.

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1The last four digits of the Debtor’s federal tax identification number are 4303.  The Debtor’s address is 460 Seaport Ct., Suite 102, Redwood City, California 94063.

I.WHO MUST FILE A PROOF OF CLAIM

You MUST file a Proof of Claim if you have a claim that arose prior to the Petition Date, and it is not a claim described in Section II below.  Acts or omissions of the Debtor that arose prior to the Petition Date may give rise to claims against the Debtor that must be filed by the applicable Bar Dates, notwithstanding that such claims may not have matured or become fixed or liquidated as of the Petition Date.

Pursuant to section 101(5) of the Bankruptcy Code and as used herein, the word “claim” means: (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

Proofs of Claim will be deemed timely filed only if they are actually received by Epiq on or before the applicable Bar Date.  Proofs of Claim submitted by facsimile or e-mail will not be accepted.

II.WHO DOES NOT NEED TO FILE A PROOF OF CLAIM

(a)Any person or entity that has already properly filed a Proof of Claim against the Debtor with Epiq or the Clerk of the United States Bankruptcy Court for the District of Delaware, in a form substantially similar to Official Form 410;

(b)Any person or entity whose claim is listed on the Debtor’s Schedule E/F, and (i) the claim is not described as “disputed,” “contingent,” or “unliquidated,” (ii) such person or entity agrees with the amount, nature, and priority of the claim set forth in the Debtor’s Schedules, and (iii) such person or entity agrees that the claim is an obligation of the Debtor that listed the claim in its Schedules;

(c)Any person or entity whose claim has been allowed by an order of the Court entered on or before the applicable Bar Date;

(d)Any person or entity whose claim has been paid or otherwise satisfied in full by the Debtor or any other party prior to the applicable Bar Date;

(e)Any holder of a claim for which the Court has already fixed a specific deadline to file a Proof of Claim; and

(f)Any holder of an equity interest in the Debtor with respect to the ownership of such equity interest; provided, however, that any holder of an equity interest wishing to assert a claim against the Debtor other than with respect to ownership of such equity interest, including, but not limited to, a claim relating to the purchase or sale of such interest or rescission under section 510 of the Bankruptcy Code, must submit a proof of claim on or before the applicable Bar Date pursuant to the procedures set forth herein.

You should not file a Proof of Claim if you do not have a claim against the Debtor.  The fact that you have received this Bar Date Notice does not mean that you have a claim or that the Debtor or the Bankruptcy Court believes that you have a claim.

III.HOW TO FILE A PROOF OF CLAIM

Enclosed herewith as an exhibit is a Proof of Claim Form, in a form substantially similar to Official Form 4102.

(a)All Proofs of Claim must be actually received on or before the applicable Bar Date associated with such claim by Epiq.  All Proofs of Claim must be filed electronically at https://dm.epiq11.com/BroadVision, or sent to Epiq by US Mail or other hand delivery system, addressed to:

If by First-Class Mail	If by Hand Delivery or Overnight Mail
BroadVision, Inc., Claims Processing Center c/o Epiq Corporate Restructuring, LLC P.O. Box 4421 Beaverton, OR 97076-4421	BroadVision, Inc., Claims Processing Center c/o Epiq Corporate Restructuring, LLC 10300 SW Allen Blvd. Beaverton, OR 97005

(b)Proofs of Claim will be deemed timely filed only if they are actually received by Epiq on or before the applicable Bar Date.  Proofs of Claim submitted by facsimile or e-mail will not be accepted;

(c)Proofs of Claim must: (i) be in writing and signed by the claimant, or, if the claimant is not an individual, by an authorized agent of the claimant; (ii) include supporting documentation or, if voluminous, a summary of the supporting documents and an explanation as to why documentation is not available and where the such supporting documentation may be obtain; (iii) be in the English language; and (iv) be denominated in United States currency (USD);

(d)In addition to the foregoing, 503(b)(9) Claims must also: (i) include the value of the goods delivered to and received by the Debtor within twenty (20) days prior to the Petition Date; (ii) attach any documentation identifying the particular invoice(s) corresponding to the asserted 503(b)(9) Claim and delivery address; and (iii) attach documentation evidencing the delivery of the goods delivered to and received by the Debtor within twenty (20) days prior to the Petition Date; and

(e)Any person or entity that files a Proof of Claim by mail and wishes to receive a date-stamped copy by return mail should include an additional copy of the Proof of Claim and a self-addressed, postage-paid envelope.

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2 Additional copies of Official Form 410 may be obtained at https://dm.epiq11.com/BroadVision.

IV.CONSEQUENCES FOR FAILURE TO FILE A PROOF OF CLAIM BY THE APPLICABLE BAR DATE

Except as described in Section II above, as applicable, any holder of a claim against the Debtor who received notice of the Bar Dates (whether such notice was actually or constructively received), and is required, but fails to file a Proof of Claim in accordance with the Bar Date Order and this Bar Date Notice on or before the applicable Bar Date, shall not receive or be entitled to receive any payment or distribution of property from the Debtor or its successors or assigns with respect to such claim.

V.THE DEBTOR’S SCHEDULES AND ACCESS THERETO

As mentioned above, you may be listed in the Debtor’s Schedules.  If you did not already receive notice from the Debtor, all interested parties may examine copies of the Schedules at https://dm.epiq11.com/BroadVision.

If you rely on the Debtor’s Schedules, it is your responsibility to determine that your claim is accurately listed in the Schedules.  As set forth above, if you agree with the nature, amount, and status of your claim as listed in the Debtor’s Schedules, and if you do not dispute that your claim is only against the Debtor specified, and if your claim is not described as “disputed,” “contingent,” or “unliquidated,” you need not file a Proof of Claim.  Otherwise, or if you decide to file a Proof of Claim, you must do so before the applicable Bar Date, in accordance with the procedures set forth in this Bar Date Notice.

[Remainder of Page Intentionally Left Blank]

Dated:April 2, 2020 Wilmington, Delaware
Respectfully submitted, DLA PIPER LLP (US)

 /s/  R. Craig Martin

R. Craig Martin (DE 5032)

1201 North Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

Email: craig.martin@us.dlapiper.com

– and –

Joshua D. Morse (pro hac vice admission pending)

555 Mission Street, Suite 2400

San Francisco, California 94105

Telephone: (415) 836-2500

Facsimile: (415) 836-2501

Email: joshua.morse@us.dlapiper.com

Proposed Counsel to the Debtor and Debtor in Possession